                                                                   EXHIBIT 10.24

                               FOURTH AMENDMENT

     THIS FOURTH AMENDMENT (the "Amendment") is made and entered into as of the 20th day of December, 2000, by and between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company ("Landlord"), and BLUE MARTINI SOFTWARE, INC., a Delaware corporation ("Tenant").

                                    RECITALS

A. Landlord (as successor in interest to Peninsula Office Park Associates, L.P., a California limited partnership) and Tenant (as successor to Blue Martini, LLC) are parties to that certain lease dated September 1, 1998, which lease has been previously amended by First Amendment dated May 12, 1999, Second Amendment dated August 5, 1999 and Third Amendment dated January 11, 2000 (collectively, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 26,353 rentable square feet (the "Original Premises") described as Suite Nos. 175 containing approximately 6,819 rentable square feet on the first floor ("Suite 175"), Suite No. 180 containing approximately 5,108 rentable square feet on the first floor ("Suite 180"), Suite No. 280 containing approximately 7,370 rentable square feet on the second floor ("Suite 280)" and Suite No. 285 containing approximately 7,056 rentable square feet on the second floor ("Suite 285") of the building commonly known as Peninsula Office Park 6 located at 2600 Campus Drive, San Mateo, California (the "Building").

B. Tenant has requested that additional space containing approximately 17,436 rentable square feet described as Suite No. 200A consisting of approximately 12,153 rentable square feet (the "Suite 200A Expansion Space") and Suite No. 200 consisting of approximately 5,283 rentable square feet (the "Suite 200 Expansion Space") on the 2nd floor of the Building shown on Exhibit A and Exhibit B hereto be added to the Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

C. The Lease by its terms shall expire on January 31, 2005 ("Termination Date"), and the parties desire to extend the Term of the Lease as to Suite 280 and Suite 285, all on the following terms and conditions.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.   Expansion.
     ----------

     A. Effective 7 days after Landlord delivers written notice to Tenant that the prior tenant has vacated the Premises (the "Suite 200A Expansion Effective Date"), the Premises, as defined in the Lease, is increased from 26,353 rentable square feet on the 1/st/ and 2/nd/ floors of the Building to 38,506 rentable square feet on the 1/st/ and 2/nd/ floors of the Building by the addition of the Suite 200A Expansion Space, and from and after the Suite 200A Expansion Effective Date, the Original Premises and the Suite 200A Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Suite 200A Expansion Space shall commence on the Suite 200A Expansion Effective Date and end on the Extended

          Termination Date (as hereinafter defined). The Suite 200A Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Suite 200A Expansion Space.

          Effective as of May 1, 2001 (the "Suite 200 Expansion Effective Date"), the Premises, as defined in the Lease, is increased from 38,506 rentable square feet on the 1/st/ and 2/nd/ floors of the Building to 43,789 rentable square feet on the 1/st/ and 2/nd/ floors of the Building by the addition of the Suite 200 Expansion Space, and from and after the Suite 200 Expansion Effective Date, the Original Premises, the Suite 200A Expansion Space and the Suite 200 Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Suite 200 Expansion Space shall commence on the Suite 200 Expansion Effective Date and end on the Extended Termination Date. The Suite 200 Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Suite 200 Expansion Space.

     B. The Suite 200A Expansion Effective Date and the Suite 200 Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Suite 200A Expansion Space or the Suite 200 Expansion Space, as the case may be, for any reason, including but not limited to, holding over by prior occupants. Any such delay in the Suite 200A Expansion Effective Date or the Suite 200 Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Suite 200A Expansion Effective Date or Suite 200 Expansion Effective Date are delayed, the Extended Termination Date shall not be similarly extended. Notwithstanding any of the foregoing to the contrary, effective as of the Termination Date, the Term for Suite 175 and Suite 180 shall
          expire by its terms.   For ease of reference, the termination dates
          for each of the suites comprising the Premises are as follows:

          -------------------------------------------------------------
           Suite Number                             Termination Date
          -------------------------------------------------------------
              175                                   January 31, 2005
          -------------------------------------------------------------
              180                                   January 31, 2005
          -------------------------------------------------------------
              200                                    April 30, 2006
          -------------------------------------------------------------
              200A                                   April 30, 2006
          -------------------------------------------------------------
              280                                    April 30, 2006
          -------------------------------------------------------------
              285                                    April 30, 2006
          -------------------------------------------------------------

II. Extension. The Term for Suite 280 and Suite 285 are hereby extended for a period of 15 months and shall expire on April 30, 2006 (the "Extended Termination Date"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Termination Date ("Suites 280 and 285 Extension Date") and ending on the Extended Termination Date shall be referred to herein as the "Extended Term".

III. Base Rent.
     ----------

     A. Original Premises Through Prior Termination Date. The Base Rent, Additional Rent and all other charges under the Lease shall be payable as provided therein with respect to the Original Premises through and including the Termination Date.

     B. Suite No. 280 and Suite No. 285 From and After the Suites 280 and 285 Extension Date. As of the Suites 280 and 285 Extension Date, the schedule of Base Rent payable with respect to the Suite No. 280 and Suite No. 285 during the Suites 280 and 285 Extended Term is the following:

          ----------------------------------------------------------------------------------------------------------
                Months of Term                         Annual Rate          Annual                   Monthly
                   or Period                         Per Square Foot       Base Rent                Base Rent
          ----------------------------------------------------------------------------------------------------------
                     2/1/05-4/30/05                   $113.34               $1,635,042.84             $136,253.57
          ----------------------------------------------------------------------------------------------------------
                     5/1/05-4/30/06                   $117.92               $1,701,113.88             $141,759.49
          ----------------------------------------------------------------------------------------------------------

          All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

     C. Suite 200A Expansion Space From Suite 200A Expansion Effective Date Through The Extended Termination Date. As of the Suite 200A Expansion Effective Date, the schedule of Base Rent payable with respect to the Suite 200A Expansion Space for the balance of the original Term and the Extended Term is the following:

          ---------------------------------------------------------------------------------------------
                Months of Term          Annual Rate              Annual             Monthly
                   or Period           Per Square Foot          Base Rent          Base Rent
          ---------------------------------------------------------------------------------------------
                Suite 200A                 $100.80             $1,225,022.40        $102,085.20
                Expansion
               Effective Date-
                   4/30/02
          ---------------------------------------------------------------------------------------------
               5/1/02-4/30/03              $104.83             $1,273,998.96        $106,166.58
          ---------------------------------------------------------------------------------------------
               5/1/03-4/30/04              $109.02             $1,324,920.12        $110,410.01
          ---------------------------------------------------------------------------------------------
               5/1/04-4/30/05              $113.38             $1,377,907.20        $114,825.60
          ---------------------------------------------------------------------------------------------
               5/1/05-4/30/06              $117.92             $1,433,081.76        $119,423.48
          ---------------------------------------------------------------------------------------------

          All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease. The schedule set forth above with respect to the payment of any installment(s) of Base Rent for the Suite 200A Expansion Space shall be appropriately adjusted on a per diem basis.


     D. Suite 200 Expansion Space From Suite 200 Expansion Effective Date Through The Extended Termination Date. As of the Suite 200 Expansion Effective Date, the schedule of Base Rent payable with respect to the Suite 200

          Expansion Space for the balance of the original Term and the Extended Term is the following:

          --------------------------------------------------------------------------------------------
             Months of Term            Annual Rate               Annual               Monthly
               or Period              Per Square Foot           Base Rent            Base Rent
          --------------------------------------------------------------------------------------------
                  5/1/01-4/30/02           $100.80              $532,526.40           $44,377.20
          --------------------------------------------------------------------------------------------
                  5/1/02-4/30/03           $104.83              $553,816.92           $46,151.41
          --------------------------------------------------------------------------------------------
                  5/1/03-4/30/04           $109.02              $575,952.72           $47,996.06
          --------------------------------------------------------------------------------------------
                  5/1/04-4/30/05           $113.38              $598,956.60           $49,915.55
          --------------------------------------------------------------------------------------------
                  5/1/05-4/30/06           $117.92              $622,971.36           $51,914.28
          --------------------------------------------------------------------------------------------

          All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease. The schedule set forth above with respect to the payment of any installment(s) of Base Rent for the Suite 200 Expansion Space shall be appropriately adjusted on a per diem basis in the event delivery of possession of the Suite 200 Expansion Space is delayed beyond May 1, 2001.

IV.  Additional Security Deposit.
     ----------------------------

     A. Tenant shall deliver a letter of credit for Suite 200A (the "Suite 200A Letter of Credit") to Landlord upon execution of this Amendment. The security deposit for Suite 200A (the "Suite 200A Security Deposit") shall be in the form of an irrevocable letter of credit, similar to the form attached hereto as Exhibit C, which Suite 200A Letter of Credit shall: (i) be in the amount of $918,766.80; (ii) be in form and substance satisfactory to Landlord; (c) name Landlord as its beneficiary; (d) be drawn on an FDIC insured financial institution reasonably satisfactory to the Landlord; and (e) expire no later than 60 days after the Extended Termination Date. Notwithstanding anything herein to the contrary, provided Tenant is not in default under this Lease as of the effective date of any reduction of the Suite 200A Security Deposit, Tenant shall have the right to reduce the amount of the Suite 200A Security Deposit (i.e. the Suite 200A Letter of Credit) pursuant to Section 4 of the Lease.

     B. Tenant shall deliver a letter of credit for Suite 200 (the "Suite 200 Letter of Credit") to Landlord on or before May 1, 2001. The security deposit for Suite 200 (the "Suite 200 Security Deposit") shall be in the form of an irrevocable letter of credit, similar to the form attached hereto as Exhibit C, which Suite 200 Letter of Credit shall:
          (i) be in the amount of $1,318,161.60; (ii) be in form and substance satisfactory to Landlord; (c) name Landlord as its beneficiary; (d) be drawn on an FDIC insured financial institution satisfactory to the Landlord; and (e) expire no later than 60 days after the Extended Termination Date. Provided that Tenant is not in default under the Lease, Landlord shall, upon receipt of the Suite 200 Letter of Credit, return the Suite 200A Letter of Credit to Tenant. Notwithstanding anything herein to the contrary, provided Tenant is not in default under this Lease as of the effective date of any reduction of the Suite 200 Security Deposit, Tenant shall have the right to reduce the amount of the Suite 200 Security Deposit (i.e. the Suite 200 Letter of Credit) pursuant to Section 4 of the Lease.

     C. Tenant shall deliver a letter of credit for the Premises (the "Third Letter of Credit") to Landlord on or before September 1, 2001. The security deposit for the Premises (the "Additional Security Deposit") shall be in the form of an irrevocable letter of credit, similar to the form attached hereto as Exhibit C, which the Third Letter of Credit shall: (i) be in the amount of $1,504,506.00; (ii) be in form and substance satisfactory to Landlord; (c) name Landlord as its beneficiary; (d) be drawn on an FDIC insured financial institution satisfactory to the Landlord; and (e) expire no later than 60 days after the Extended Termination Date. Provided that Tenant is not in default under the Lease, Landlord shall, upon receipt of the Third Letter of Credit, return the Suite 200 Letter of Credit and the letter of credit in the amount of $278,458.00 (the "Existing L/C") to Tenant. Landlord and Tenant acknowledge and agree that the Existing L/C is the remaining amount of the security deposit in the form of a letter of credit through the Third Amendment of the Lease. Notwithstanding anything herein to the contrary, provided Tenant is not in default under this Lease as of the effective date of any reduction of the Suite 200 Security Deposit, Tenant shall have the right to reduce the amount of the Additional Security Deposit (i.e. the Third Letter of Credit) as follows: (i) $1,485,236.00 effective as of February 1, 2002; (ii) $1,221,604.00 effective June 1, 2002; $1,185,182.00 effective September 1, 2002; (iv) $1,165,912.00 effective February 1, 2003; (v) $902,280.00 effective June 1, 2003; (vi) $865,859.00 effective September 1, 2003; (vii) $846,588.00 effective February 1, 2004; (viii) $582,956.00 effective June 1, 2004; and (ix) $319,324.00 effective June 1, 2005.

V.   Tenant's Share.
     ---------------

     A. For the period commencing with the Suite 200A Expansion Effective Date and ending on the Extended Termination Date, Tenant's Share for the Suite 200A Expansion Space is 19.6676%.

     B. For the period commencing with the Suite 200 Expansion Effective Date and ending on the Extended Termination Date, Tenant's Share for the Suite 200 Expansion Space is 8.5497%.

VI.  Operating Costs and Taxes.
     --------------------------

     A. Suite No. 280 and Suite No. 285 for the Extended Term. For the period commencing with the Suites 280 and 285 Extension Date and ending on the Extended Termination Date, Tenant shall pay for Tenant's Share of Operating Costs and Taxes applicable to Suite No. 280 and Suite No. 285 in accordance with the terms of the Lease, provided, however, during such period, the Base Year for the computation of Tenant's Share of Operating Costs and Taxes applicable to the Suite No. 280 and Suite No. 285 shall be 2000.

     B. Suite 200A Expansion Space From Suite 200A Expansion Effective Date Through Extended Termination Date. For the period commencing with the Suite 200A Expansion Effective Date and ending on the Extended Termination Date, Tenant shall pay for Tenant's Share of Operating Costs and Taxes applicable to the Suite 200A Expansion Space in accordance with the terms of the Lease, provided, however, during such period, the Base Year for the computation of

          Tenant's Share of Operating Costs and Taxes applicable to the Suite 200A Expansion Space is 2001.

     C. Suite 200 Expansion Space From Suite 200 Expansion Effective Date Through Extended Termination Date. For the period commencing with the Suite 200 Expansion Effective Date and ending on the Extended Termination Date, Tenant shall pay for Tenant's Share of Operating Costs and Taxes applicable to the Suite 200 Expansion Space in accordance with the terms of the Lease, provided, however, during such period, the Base Year for the computation of Tenant's Share of Operating Costs and Taxes applicable to the Suite 200 Expansion Space is 2001.

VII. Improvements to Suite 200A Expansion Space and Suite 200 Expansion Space.
     -------------------------------------------------------------------------

     A. Condition of Suite 200A Expansion Space and Suite 200 Expansion Space. Tenant has inspected the Suite 200A Expansion Space and Suite 200 Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

     B. Responsibility for Improvements to Suite 200A Expansion Space and Suite 200 Expansion Space. Any construction, alterations or improvements to the Suite 200A Expansion Space and Suite 200 Expansion Space shall be performed by Tenant at its sole cost and expense and shall be governed in all respects by the provisions of Section 6 of the Lease. Landlord and Tenant agree that Commercial Interiors Contractors ("CIC") shall be the general contractor performing any Improvements to the Suite 200A Expansion Space and Suite 200 Expansion Space. In any and all events, the Suite 200A Expansion Effective Date and the Suite 200 Expansion Effective Date shall not be postponed or delayed if the initial improvements to the Suite 200A Expansion Space or the Suite 200 Expansion Space, as the case may be, are incomplete on the Suite 200A Effective Date or the Suite 200 Expansion Effective Date, as the case may be, for any reason whatsoever. Any delay in the completion of initial improvements to the Suite 200A Expansion Space or the Suite 200 Expansion Space shall not subject Landlord to any liability for any loss or damage resulting therefrom. Notwithstanding the foregoing to the contrary, Landlord, at its sole cost and expense shall construct a demising wall between the Suite 200A Expansion Space and the Suite 200 Expansion Space using Building standard methods, materials and finishes.

     C. Provided Tenant is not in default under this Lease, Tenant shall have the right to borrow up to $127,448.00 for the 31,852 rentable square feet of the Building that consists of Suite Nos. 200, 200A, 280 and 285 on the 2/nd/ floor of the Building (the "Allowance") from Landlord in order to finance the cost of the interior sprinkler work (the "Sprinkler Work"). Any portion of the Allowance which exceeds the cost of the Sprinkler Work or is otherwise remaining after April 30, 2001 shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto. Any Allowance borrowed by Tenant hereunder shall be repaid to Landlord as Additional Rent in equal monthly installments at an interest rate equal to 12% per annum over a period of 60 months. If Tenant is in default under the Lease after the expiration of applicable cure periods, the entire unpaid balance of the Allowance borrowed by Tenant shall become immediately due and payable and, except to the extent required by applicable law, shall not be subject to mitigation or reduction in connection with a reletting of the Premises by Landlord.

VIII.  Early Access to Suite 200A Expansion Space and Suite 200 Expansion Space.
       -------------------------------------------------------------------------
       During any period that Tenant shall be permitted to enter the Suite 200A Expansion Space or the Suite 200 Expansion Space prior to the Suite 200A Expansion Effective Date and Suite 200 Expansion Effective Date (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rent or Additional Rent as to the Suite 200A Expansion Space and Suite 200 Expansion Space. If Tenant takes possession of the Suite 200A Expansion Space and Suite 200 Expansion Space prior to the Suite 200A Expansion Effective Date and Suite 200 Expansion Effective Date for any reason whatsoever (other than the performance of work in the Suite 200A Expansion Space and Suite 200 Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rent and Additional Rent as applicable to the Suite 200A Expansion Space and Suite 200 Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Suite 200A Expansion Effective Date and Suite 200 Expansion Effective Date.

IX.    Other Pertinent Provisions.
       --------------------------

       A. Contingency.  Landlord and Tenant acknowledge and agree that the terms
          -----------
          and provisions of this Amendment are expressly contingent upon Landlord entering into a lease reduction amendment for the Suite 200A Expansion Space with American Online, Inc., a Delaware corporation ("American Online") on terms satisfactory to Landlord. If such reduction amendment has not been executed by American Online in a form satisfactory to Landlord by December 1, 2000, then either party may terminate this Amendment by providing written notice thereof to the other party whereupon this Amendment shall be null and void and of no force or effect.

       B. Clarification of Tenant Name.  The Lease dated September 1, 1998 was
          ----------------------------
          executed by Tenant under the name "Blue Martini LLC." The Second Amendment to Lease dated August 5, 1999, ("Second Amendment") and the Third Amendment to Lease dated January 11, 2000 ("Third Amendment") was executed by "Blue Martini, Inc., a California corporation."
          Tenant hereby represents and warrants to Landlord that, to the best of Tenant's knowledge, there is no, and never has been, any such legal entity known as "Blue Martini LLC" and "Blue Martini, Inc., a California corporation." Instead, Tenant is known as "Blue Martini Software, Inc., a Delaware corporation." Tenant further represents and warrants to Landlord that the undersigned Tenant is the same party which entered into the Lease, Second Amendment and Third Amendment, fully intending to be bound thereby. Tenant hereby covenants and agrees, and represents and warrants, that the undersigned Tenant is bound as tenant, and is fully obligated for all of the tenant's obligations under the Lease, Second Amendment and Third Amendment as though the Lease, Second Amendment and Third Amendment had been properly executed by the undersigned Tenant as of the original date of execution of such Lease, Second Amendment and Third Amendment.

X.   Miscellaneous.
     --------------

     A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

     B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

     C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

     D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

     E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

     F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.


                      LANDLORD:

                      EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company

                      By: EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

                           By: Equity Office Properties Trust, a Maryland real estate investment trust, its general partner

                                By:  ___________________________

                                Name:  _________________________

                                Title:  ________________________



                      TENANT:

                      BLUE MARTINI SOFTWARE, INC., a Delaware corporation

                      By:  _______________________________

                      Name:  _____________________________

                      Title:  ____________________________

                      By:  _______________________________

                      Name:  _____________________________

                      Title:  ____________________________

                                   EXHIBIT A

              OUTLINE AND LOCATION OF SUITE 200A EXPANSION SPACE
              --------------------------------------------------

                                   EXHIBIT B

               OUTLINE AND LOCATION OF SUITE 200 EXPANSION SPACE
               -------------------------------------------------

                                   EXHIBIT C
                                   ---------

                            SAMPLE LETTER OF CREDIT

                            ________________________
                        [Name of Financial Institution]


                                         Irrevocable Standby
                                         Letter of Credit
                                         No. ______________________
                                         Issuance Date:_____________
                                         Expiration Date:____________
                                         Applicant:__________________

Beneficiary
-----------

EOP-Peninsula Office Park, L.L.C.
Peninsula Office Park
2929 Campus Drive, 4/th/ Floor
San Mateo, California 94403
Attn:  Leasing Director

Ladies/Gentlemen:

     We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of ____________________ U.S. Dollars ($____________________) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.   An original copy  of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by one of its officers reading: "This draw in the amount of ______________________ U.S. Dollars ($____________) under your Irrevocable Standby Letter of Credit No. ____________________ represents funds due and owing to us as a result of the Applicant's failure to comply with one or more of the terms of that certain lease by and between EOP-Peninsula Office Park, L.L.C., as landlord, and Blue Martini Software, Inc., a Delaware corporation, as tenant."

     It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing by certified mail, return receipt requested, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2100, Chicago, IL 60606, Attention: Senior Vice-President-Treasurer. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by one of Beneficiary's officers stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to assign your interest in this Irrevocable Standby Letter of Credit from time to time without our approval and without charge. In the event of an assignment, we reserve the right to require reasonable evidence of such assignment as a condition to any draw hereunder.

     This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

     We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

     All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at _____________________________ _________________ to the attention of __________________________________.


                                    Very truly yours,

                                    _______________________

                                             [name]
                                    -----------------------

                                             [title
                                    -----------------------

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